                   Volkswagen Credit Auto Master Owner Trust,
                                 Series 2000-1

--------------------------------------------------------------------------------

                   Distribution Date Statement: March 20, 2001

  a. Aggregate Amount of Collections                                      $286,479,499.96
     Aggregate Amount of Non-Principal Collections                          $5,718,475.02
     Aggregate Amount of Principal Collections                            $280,761,024.94
     Pool Balance                                                         $733,900,749.41
     Residual Participation Amount                                        $233,900,749.41
     Excess Funding Account                                                         $0.00

  b. Series Allocation Percentage                                                 100.00%
     Floating Allocation Percentage                                                68.13%
     Principal Allocation Percentage                                                  N/A

  c. Total Amount Distributed on Series 2000-1                              $2,230,277.78

  d. Amount of Such Distribution Allocable to Principal on 2000-1                   $0.00

  e. Amount of Such Distribution Allocable to Interest on 2000-1            $2,230,277.78

  f. Noteholder Default Amount                                                      $0.00

  g. Required Subordinated Draw Amount                                              $0.00

  h. Noteholder Charge Offs                                                         $0.00
     Amounts of Reimbursements                                                      $0.00

  i. Monthly Servicing Fee                                                    $611,583.96
     Noteholder Monthly Servicing Fee                                         $416,666.67

  j. Controlled Deposit Amount                                                      $0.00

  k. Series 2000-1 Invested Amount at end of period (Gross)               $500,000,000.00
     Outstanding Principal Balance                                        $500,000,000.00

  l. Available Subordinated Amount                                         $86,033,541.96

  m. Carry-over Amount                                                              $0.00

  n. Reserve Account Balance                                                $1,750,000.00

  o. Principal Funding Account Balance                                              $0.00
     Yield Supplement Account Balance                                       $1,750,000.00

  VW CREDIT, INC.-SERVICER                                                Page 1
  16-Mar-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------


  TRANSACTION SUMMARY
  -------------------

                                                                 From                To       Days
                                                                 ----                --       ----
  Current Interest Period                                     02/20/2001         03/19/2001    28

  Series Allocation Percentage                                         100.00%
  Initial Principal Balance                                    $500,000,000.00
  Outstanding Principal Balance                                $500,000,000.00
  Principal Balance of Receivables for Determination Date      $734,384,190.70
  Amount Invested in Receivables on Series Issuance Date       $500,000,000.00
  Initial Invested Amount                                      $500,000,000.00
  Invested Amount at the Beginning of Period                   $500,000,000.00
  Series 2000-1 Invested Amount at End of Period (Gross)       $500,000,000.00
  Required Subordinated Amount                                  $86,033,541.96
  Excess Funding Account                                                 $0.00
  Series 2000-1 Invested Amount at End of Period (net
  of EFA)                                                      $500,000,000.00
  Available Subordinated Amount (previous period)               $89,534,175.13
  Incremental Subordinated Amount (previous period)             $41,588,969.65

  RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
  --------------------------------------------

  Yield Supplement Account Initial Deposit                       $1,750,000.00
  Yield Supplement Account Beginning Balance                     $1,750,000.00
  Yield Supplement Account Required Amount                       $1,750,000.00

  Reserve Account Initial Deposit                                $1,750,000.00
  Reserve Account Required Amount                                $1,750,000.00
  Reserve Account Beginning Balance                              $1,750,000.00

  Outstanding Carryover Amount - Beginning Balance                       $0.00
  Withdrawal from Yield Supplement Account                               $0.00
  Outstanding Carryover Amount - Ending Balance                          $0.00
  Yield Supplement Account Balance - Ending Balance              $1,750,000.00
  Yield Supplement Account Deposit Amount                                $0.00

  Withdrawal from Reserve Account                                        $0.00
  Reserve Account Ending Balance                                 $1,750,000.00
  Reserve Account Deposit Amount                                        $0.00

  1-month LIBOR Rate (annualized)                                   5.5800000%
  Certificate Coupon (annualized)                                      5.7350%
  Prime Rate (annualized)                                           8.5000000%
  Servicing Fee Rate (annualized)                                       1.000%
  Excess Spread                                                     1.3450000%

  TRUST PRINCIPAL RECEIVABLES
  ---------------------------

  Pool Balance at the Beginning of Period                      $696,854,556.01
  Pool Balance at the Ending of Period                         $733,900,749.41
  Average Aggregate Principal Balance                          $715,377,652.71
  Aggregate Principal Collections                              $280,761,024.94
  New Principal Receivables                                    $317,807,218.34
  Receivables Added for Additional Accounts                              $0.00
  Noteholder Default Amount                                              $0.00
  Net Losses                                                             $0.00
  Noteholder Charge-offs                                                 $0.00
  Miscellaneous Payments (Adjustments and Transfer
    deposit amounts)                                                     $0.00
  Non-Principal Collections & Inv. Proceeds treated as
    Available Noteholder Principal Collections                           $0.00
  Monthly Interest Accrued, but not paid                                 $0.00
  Ineligible Receivables                                                 $0.00
  Excess Funding Account at Date of Determination                        $0.00
  Defaulted Receivables in Ineligible and Overconc.
    Accounts                                                             $0.00

  MISCELLANEOUS DATA
  ------------------
  Recoveries on Receivables Written Off                                  $0.00
  Spread Over/Under Prime for Portfolio                                 -0.42%
  Weighted Average Interest Rate                                         8.08%
  Previously waived Monthly Servicing Fee                                $0.00


  PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
  --------------------------------------------------

  Net losses as a % of Avg. Receivables Balance (annualized)                    0.00%

  PORTFOLIO AND DEALERSHIP STATISTICS
  -----------------------------------
  Used Vehicle Receivables' Balance                                    $30,885,794.38
  Used Vehicle Percentage                                                      4.208%
  Used Vehicle Percentage During Last Collection Period                        4.606%
  Early Amortization Event?                                                 NO
  Largest Dealer or Dealer Affiliation Balance                         $27,475,670.92
  Largest Dealer Percentage                                                    3.943%

  Aggregate Principal Amount of Receivables of Dealers over 2%         $51,014,332.11



  SUMMARY OF COLLECTIONS
  ----------------------

  Aggregate Amount of Collections                                     $286,479,499.96
  Aggregate Amount of Non-principal Collections (including insurance
  proceeds & rebates)                                                   $5,718,475.02
  Investment Proceeds                                                      $15,068.88
  Aggregate Amount of Principal Collections                           $280,761,024.94
  Asset Receivables Rate                                                       8.704%
  Use Asset Receivables Rate?                                               NO
  Carryover Amount (this Distribution Date)                                       N/A


  PAYMENT RATE INFORMATION
  ------------------------

  Monthly Payment Rate                                                    39.25%
  Previous Collection Period Monthly Payment Rate                         46.86%
  Monthly Payment Rate 2 collection periods ago                           41.60%
  3-month Average Payment Rate                                            42.57%
  Early Amortization Event?                                                 NO


  ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
  ---------------------------------------------

  Extend Revolving Period?                                                 YES
  Last Day of Revolving Period                                             N/A
  Invested Amount as of Last Day of Revolving Period                       N/A
  Accumulation Period Length (months)                                      N/A
  First Accumulation Date                                            TO BE DETERMINED
  Expected Final Payment Date                                              N/A
  Required Participation Percentage                                      104.00%
  Principal Funding Account Balance                                             $0.00

  Principal Payment Amount                                                      $0.00
  Controlled Accumulation Amount                                                $0.00

  TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
  -----------------------------------------

  Noteholders
  -----------
  1.  Monthly Noteholder Interest Distribution                          $2,230,277.78
  2.  Noteholder Monthly Servicing Fee Distribution                       $416,666.67
  3.  Reserve Account Deposit Amount Distribution                               $0.00
  4.  Noteholder Default Amount Distribution                                    $0.00
  5A  Unreimbursed Noteholder Charge-offs (net of Series Allocable
        Misc. Pmts)                                                             $0.00
  5B. Reinstate reductions in Series 2000-1 Available Subord. Amount            $0.00

  6.  Outstanding Carryover Amount Distribution                                 $0.00
  7.  Yield Supplement Account Deposit Amount Distribution                      $0.00
  8.  Previously waived Monthly Servicing Fee Distribution                      $0.00
                                                                                -----
              Excess Servicing                                          $1,249,001.31

  DEFICIENCY AMOUNT
  -----------------
  Deficiency Amount                                                             $0.00
  Required Subordinated Draw Amount                                             $0.00

  EXCESS FUNDING ACCOUNT
  ----------------------
  Withdrawals to purchase Receivables (Since Issuance Date)                     $0.00
  Additions in connection with a reduction in Receivables                       $0.00
  Transfers to Principal Funding Account                                        $0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
        16-Mar-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------

                     Collections          Accrual     Distribution
                   ---------------      ----------   --------------
From:                    20-Feb-01
To:                      19-Mar-01
Days:                           28

   LIBOR Rate           5.5800000%
    (1 month)

   Series #                 1       Active
   VCI Rating:             N/A


               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD

                               Series                                            Required             Required         Outstanding
 Series        Series        Allocation       Invested         Subordinated    Participation        Participation          Note
 Number         Name         Percentage        Amount             Amount        Percentage             Amount            Balance
 ------         ----         ----------        ------             ------        ----------             ------            -------

              Trust                        $500,000,000.00    $86,033,541.96       N/A           $606,033,541.96
          1 Series 2000-1     100.00%      $500,000,000.00    $86,033,541.96     104.00%         $606,033,541.96     $500,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
16-Mar-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------


INITIAL AMOUNTS                                                       EXCESS SPREAD CALCULATION
---------------                                                       -------------------------

Initial Invested Amount                      $500,000,000.00          Weighted Average Rate Charged to Dealers       8.080%
Invested Amount                              $500,000,000.00          LIBOR                                          5.580%
Controlled Accumulation Amount                         $0.00          Note Rate (LIBOR+15.5 b.p.)                    5.735%
Required Subordinated Amount                  $86,033,541.96          Servicing Fee Rate                             1.000%
Annualized Servicing Fee Rate                          1.00%          Investor Net Losses                            0.000%
                                                                                                                     ------
First Controlled Accumulation Date          TO BE DETERMINED          Excess Spread                                  1.345%
Accumulation Period Length (months)              N/A
Expected Final Payment Date                      N/A
Initial Settlement Date                            10-Aug-00
Required Participation Percentage                    104.00%
Subordinated Percentage                              9.5890%

SERIES 2000-1 MONTHLY REPORTING
-------------------------------

                                                                                                 Required              Excess
                                                Series 2000-1                Invested          Subordinated            Funding
Principal Receivables                               Total                     Amount              Amount               Amount
---------------------                               -----                     ------              ------               ------

Series Allocation Percentage                       100.00%
Beginning Balance                                $500,000,000.00           $500,000,000.00      $86,033,541.96           $0.00
  Floating Allocation Percentage                   68.13%                     68.13%
  Principal Allocation Percentage                    N/A                       N/A

Principal Collections                            $280,761,024.94           $280,761,024.94                 N/A             N/A
New Principal Receivables                        $317,807,218.34           $317,807,218.34                 N/A             N/A
Principal Default Amounts                                  $0.00                     $0.00                 N/A             N/A
Receivables Added for Additional Accounts                  $0.00                     $0.00                 N/A             N/A
Controlled Deposit Amount                                  $0.00                       N/A                 N/A             N/A

"Pool Factor"                                                                100.00000000%

Ending Balance                                   $500,000,000.00           $500,000,000.00      $86,033,541.96           $0.00
  Floating Allocation Percentage                   68.13%                     68.13%


Non-Principal Receivables
-------------------------

Non-Principal Collections                         $3,895,945.761
Recoveries on Receivables Written Off                      $0.00
Investment Proceeds                                   $15,068.88

VW CREDIT, INC. -- SERVICER                                               Page 4
16-Mar-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

Subordinated Amount & Reserve Fund                             Current                Previous
----------------------------------                             -------                --------

Available Subordination Amount (Previous)                      $89,534,175.13        $87,104,220.99
  Required Subordination Draw Amount                                    $0.00                 $0.00
  Reserve Account Funds to Noteholder Default Amount                    $0.00                 $0.00
Non-principal Collections & Inv. Proceeds treated as                    $0.00                 $0.00
Available Noteholder Principal Collections                              -----                 -----
(1) Subtotal                                                   $89,534,175.13        $87,104,220.99
(2) Subordination Percentage* Series 2000-1                    $47,945,205.48        $47,945,205.48
Invested Amount

(a) lower of (1) or (2)                                        $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                   $0.00                 $0.00
(c) Incremental Subordinated Amount                            $38,088,336.49        $41,588,969.65
(d) Payments from Excess Funding Account to Residual                    $0.00                 $0.00
Interestholder

Available Subordinated Amount                                  $86,033,541.96        $89,534,175.13

  Overconcentration Amount                                     $51,014,332.11        $52,891,169.94

Beginning Reserve Account Balance                               $1,750,000.00         $1,750,000.00
Reserve Account Required Amount                                 $1,750,000.00         $1,750,000.00
Withdrawal from Reserve Account                                         $0.00                 $0.00
Reserve Account Deposit Amount                                          $0.00                 $0.00
Ending Reserve Account Balance                                  $1,750,000.00         $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                             $5,718,475.02         $5,365,737.86
  Noteholder Non-Principal Collections                          $3,895,945.76         $3,849,969.71
  Residual Interestholder Non-Principal Collections             $1,822,529.26         $1,515,768.15
Investment Proceeds                                                $15,068.88            $18,370.88
Reserve Fund Balance                                            $1,750,000.00         $1,750,000.00
                                                                -------------         -------------
Total Non-Principal Available                                   $7,483,543.90         $7,134,108.74

Interest Shortfall                                                      $0.00                 $0.00
Additional Interest                                                     $0.00                 $0.00
Carry-over Amount                                                       $0.00                 $0.00
Carry-over Shortfall                                                    $0.00                 $0.00
Additional Interest on Carry-over Shortfall                             $0.00                 $0.00

Monthly Servicing Fee                                             $611,583.96           $580,712.13
Noteholder Monthly Servicing Fee                                  $416,666.67           $416,666.67